UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): October 27, 2005

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.	Results of Operations and Financial Condition

On October 27, 2005, Nanophase Technologies Corporation (“Nanophase”) issued a press release announcing its financial results for the quarter ended September 30, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 27, 2005, Nanophase received a fully-signed Promissory Note executed by BYK-Chemie USA (“Lender”), a customer of Nanophase, in favor of Nanophase in an original principal amount of $1,597,420. The proceeds of the Promissory Note are to be used to buy, install and commission certain equipment which is then to be used for fulfillment of orders by Lender and other uses. The outstanding principal balance of the Promissory Note is payable in three equal installments on January 30, 2009, April 30, 2009 and December 31, 2009. Interest accrues and is payable on a quarterly basis one year after the equipment referenced above is installed at the rate of 100 basis points over the average daily London Inter-Bank Offered Rate for the preceding quarter. A copy of such Promissory Note is being filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

99.1    Press Release dated October 27, 2005.

99.2    Promissory Note dated October 27, 2005 executed by BYK-Chemie USA in favor of Nanophase Technologies Corporation.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: October 27, 2005	By:	/s/ JOSEPH CROSS
JOSEPH CROSS Chief Executive Officer